Exhibit 99.1


Gasco
------
Energy




For Release at 8:00 AM EDT on Tuesday, July 8, 2008

                   Gasco Energy Updates Uinta Basin Activities

     -    Record Quarterly Production of 1.3 Bcfe

DENVER - (PR Newswire) - July 8, 2008 - Gasco Energy, Inc. (AMEX: GSX) today provided an interim operations update on its Riverbend Project in Utah's Uinta Basin.

Record Quarterly Production
Estimated cumulative net production for the quarter ended June 30, 2008 was 1,300 million cubic feet equivalent (MMcfe), an increase of 15.7% over second quarter 2007 production of 1,124 MMcfe. Net production increases are attributed to the completion of new wells and recompletions of existing wells partially offset by normal production declines in existing wells.

    Gasco Energy Net Production Detail
                                          Three-months Ended              Six-months Ended
                                   --------------------------------   ---------------------------------
                                    June 30,      June 30,                 June 30,    June 30,
                                      2008*        2007       % Change      2008*        2007      % Change
  ---------------------------------- ----------- -------------- ----------- ----------- ----------- ---------
  Natural Gas / MMcf                 1,228         1,052        16.7%       2,321       2,053       13.1%
  -------------------------------- ----------- -------------- ----------- ----------- ----------- -----------
  Oil / MBbls                         12.1         11.9          1.7%        22.8        20.3       12.3%
  -------------------------------- ----------- -------------- ----------- ----------- ----------- -----------
  Natural Gas Equivalents / MMcfe    1,300         1,124        15.7%       2,458       2,175       13.0%
  -------------------------------- ----------- -------------- ----------- ----------- ----------- -----------

*Includes preliminary production estimates for the second quarter of 2008

Drilling Activity
During the second quarter of 2008, Gasco spudded two gross wells (0.66 net) and reached total depth (TD) on five gross wells (1.58 net). Four of the wells during the quarter were drilled into the Upper Mancos shale and one, the Gate Canyon State #23-16, was drilled into the top of the Morrison Formation testing both the entire Mancos section and Dakota at the extreme western edge of the Company's leasehold position. The Company is currently running two drilling rigs on its Riverbend project and plans to take all new wells to at least the Upper Mancos formation. Average time to TD on the last 11 Upper Mancos shale wells is
27.6 days out from surface casing. Drilling engineers continue to improve time to TD. The Company's last two Mancos shale wells reached TD in 21 days and 16 days out from surface casing, demonstrating the considerable progress that has been made in achieving the Company's 25-day target for the Upper Mancos wells. The Company now has 13 wells that have reached total depth within the Mancos shale, two of which have tested the Dakota Formation.

The GCS #23-16 (25% working interest, Gasco operated), a Dakota and full Mancos shale interval test, reached TD of 16,610 feet on June 13, 2008. The well experienced over-pressuring, flares and gas shows in the Mesaverde, Mancos shale, Dakota and Morrison formations. Preliminary log analysis indicates reservoir quality sands within the Mesaverde, Dakota and Morrison intervals. The logs also show silty sections within the Mancos shale, very similar to those


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that have been successfully completed in the Riverbend area. The time to total depth on this well was 97 days including rig down time which will be the responsibility of the drilling contractor. There were 27 days classified as down time while the rig was on the well.

Completion Activity
During the second quarter, Gasco conducted initial completion operations on six gross wells (1.61 net) and re-entered four gross wells (1.81 net) to complete behind-pipe pay zones. Gasco has completed eight wells in the Mancos shale interval since it began targeting the Mancos in mid-2007. Six of the eight wells are completed or recompleted with additional up-hole pay zones. There are currently four Mancos shale wells and one Mancos/Dakota/Morrison well awaiting initial completion.

At June 30, 2008, Gasco operated 122 gross wells. The Company currently has an inventory of 28 operated wells with up-hole recompletions and four wells awaiting initial completion activities.

Management Comment
Commenting on Uinta activities, Gasco CEO and President, Mark Erickson said:
"The preliminary results from the Gate Canyon deep test are encouraging. We believe that we have extended the Mancos shale play to the western part of our leasehold position. We are currently awaiting delivery of several diagnostic logs that require additional processing and analysis to design our completion operations. While initial data are positive, we will need to complete and test the well before determining the well's commerciality.

"Along with continued reduction in drilling days, a highlight for the quarter was the improvements we saw in Mancos stimulation. Recent Mancos completions indicate from initial flow backs that modifications made to the fracture stimulation design are resulting in higher flow back rates and stronger flowing pressures which should result in greater reserve recoveries from the Mancos interval when compared to early Mancos completion results. Reducing drilling days and improving Mancos completion efficiency are major focuses of our operations team.

"Oilfield services, which have been tight industry-wide, continue to be accessible to Gasco. The exception is tubular goods which are expected to become more available early in the third quarter. We do not expect any material delays in our operations as a result of a tight tubular market."

Upcoming Investor Conferences
Gasco's Chief Operating Officer Mike Decker and its Chief Financial Officer King Grant will participate in the Collins Stewart Fourth Annual Growth Conference in New York on Tuesday, July 8, 2008. Corresponding slides from the conference will be available at www.gascoenergy.com on that day. There will be no presentation webcast.

Gasco will also host one-on-one meetings for institutional investors and sell-side analysts on Monday, August 11, 2008 at the Ritz Carlton Hotel in Denver. Parties interested in scheduling a meeting time should contact Coreen Balek or David Charles at Sierra Partners by phone at 303-757-2510 or via email at coreen.balek@sierrapartners.us or david.charles@sierrapartners.us.

Second Quarter 2008 Financial Results
Gasco expects to announce its second quarter results on August 4, 2008. The Company will schedule a conference call on August 5, 2008 to discuss second quarter operational and financial results.

About Gasco Energy
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and controls acreage in the Greater Green River Basin of Wyoming. To learn more, visit http://www.gascoenergy.com.

Forward-looking Statements
Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements


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other than statements of historical facts included in this press release, including, without limitation, statements regarding Gasco's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of Gasco, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause Gasco's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those Gasco expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in Item 1. of the Company's Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 4, 2008.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044



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